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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

               Date of Event Requiring Report: January 31, 2002


                        TECHNOL FUEL CONDITIONERS, INC.
                          (Exact Name of Registrant)


          COLORADO                                      22-3084979
   -------------------------                    ---------------------------
    (State of Incorporation)                    (I.R.S. Employer ID Number)

              1 Main street, Ste. 405, Eatontown, New Jersey 07724 (Address of Principal Executive Offices including Zip Code)

                                800/645-4033
                         (Issuer's Telephone Number)

                      Brazilian-Indio Services.com, Inc.
                         (Former Name of Registrant)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

See response to Item 2, Disposition of Assets.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 24, 2001, Technol Fuel Conditioners, Inc. ("TECHNOL"), entered into a conditional Agreement and Plan of Reorganization ("Agreement") with Brazilian-Indio Services.com, Inc. ("BIS"), an Oregon corporation, and BIS's majority shareholders: Emiliano Lakota, individually, ("EL"), and Netresolutions.com, Inc., a Nevada corporation ("NRC").

As set forth in the Agreement, which is attached hereto as Exhibit "10.1", TECHNOL purchased 2,500,000 of BIS's common stock shares from EL, which represents 50% of the issued and outstanding shares of BIS. The purchase price for said 2,500,000 shares is Fifty-Five Thousand Dollars ($55,000).

In connection with a corporate succession transaction by means which may include, but not be limited to merger, consolidation, exchange of securities, acquisition of assets, or otherwise, NRC agreed to tender 2,500,000 of BIS's common stock shares, which represents 50% of the issued and outstanding common stock shares of BIS to TECHNOL. In consideration for this action, TECHNOL agreed to issue to NRC Two Hundred Thousand (200,000) of TECHNOL's restricted common stock. The newly issued 200,000 shares to NRC will be issued under the securities transaction exemption afforded by Section 4(2) of the Securities Act of 1933, as amended.

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The Agreement and Plan of Reorganization between TECHNOL and BIS and BIS's majority shareholders was conditional upon TECHNOL paying the aforementioned $55,000. TECHNOL represented that they would be raising the $55,000 via a Regulation D, Rule 506 offering to raise up to $500,000 at $.50 per share in conjunction with a merger with USR Holdings Corp. ("USRH"), a Colorado corporation trading on the National Quotation Bureau Pink Sheet exchange under the symbol "USRH".

On October 11, 2001, TECHNOL entered into a Plan of Reorganization Agreement ("Reorg.") with USRH (Exhibit "10.2"). Prior to Reorg., USRH had 563,388,309 shares of common stock issued and outstanding. As a condition of the Reorg., USRH agreed to enact a 1:400 reverse split, which was effectuated on December 19, 2001, resulting in 1,408,470 post-split shares of its common stock issued and outstanding.

Upon and subject to the terms and conditions of the Reorg., USRH acquired from TECHNOL's shareholders, all of the issued and outstanding shares of TECHNOL's common stock in exchange for 18,260,000 shares of USRH newly issued stock, resulting in 19,668,470 post-merger shares issued and outstanding. By virtue of the transaction, USRH acquired TECHNOL as a going concern, including all of the properties and assets of TECHNOL of every kind, nature, and description, tangible and intangible, wherever situated, including, without limiting the generality of the foregoing, its business as a going concern, its goodwill, and the corporate name (subject to changes referred to or permitted herein or occurring in the ordinary course of business prior to the time of closing provided herein). Upon, and immediately subsequent to, the aforementioned acquisition, USRH merged into its wholly-owned subsidiary (TECHNOL) under Section 7-7106 of the Colorado Corporations Code. It's name was formally changed to Technol Fuel Conditioners, Inc. and it is presently trading under the new symbol, "THFC".

Issuance and delivery of stock. In consideration of and in exchange for the foregoing transfer, assignment, and conveyance, and subject to compliance by USRH and TECHNOL with their warranties and undertakings contained herein, USRH issued and delivered to TECHNOL one or more stock certificates registered in the name of the undersigned shareholders of TECHNOL, on a pro-rata basis totaling 11,260,000 in exchange for 1,185,600 shares of TECHNOL Common stock constituting 100% of the issued and outstanding shares of TECHNOL. In addition out of the 18,260,00 shares the following shares were issued:
4,941,530 were issued to the Technol Funding Group, 200,000 shares to Netresolutions.com, Inc., a Nevada corporation, as part of the Brazilian-Indio merger and, 1,950,000 shares to Technol Funding Group, which have been placed into escrow for the Technol Funding Group upon completion of the funding agreement (attached hereto as Exhibit "10.3"), which constitute all of the TECHNOL shares or rights to shares on a fully diluted basis including warrants, options or stock purchase rights including claims regarding any other shares of TECHNOL. All of the shares exchanged were, upon such issuance and delivery, fully paid and non-assessable.

TECHNOL agreed to pay off a $30,000 pre-existing debt of US Receivables Management Corp., a subsidiary of USRH, as well as, to purchase 85,000 USRH common stock post-split shares from Greco Family Limited Partnership for a sum of $70,000. (Subsequent to the Reorg., the Greco Family Limited Partnership has agreed to sell its 85,000 post-reverse split shares for $55,000 instead of $70,000, and TECHNOL and USRH have agreed to incorporate this modification into the Reorg.) On October 22, 2001, TECHNOL effectuated the Regulation D, Rule 506 Offering ("Offering"), upon which the first phase was terminated on January 19, 2002 and TECHNOL raised $197,000. (As set forth in the offering memorandum, the second phase of the Offering is presently on-going and is

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scheduled to terminate on February 28, 2002, unless the officers and directors agree to extend the Offering termination date.) Pursuant to the Use of Proceeds section in the Offering, the funds were used, among other things, to pay the requisite amounts due BIS and USRH in order to complete those transactions.

Having met the conditions requisite to consummate its transactions with BIS and USRG, simultaneous mergers took place on January 31, 2002 between TECHNOL, BIS and USRH whereby, on January 31, 2002, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, TECHNOL became the successor issuer to BIS for reporting purposes under the Securities Exchange Act of 1934 and BIS and USRH became a wholly-owned subsidiaries of TECHNOL. USRH is an on-going business. The parties contemplate that USRH will be spun off as a separate entity in the near future for appropriate consideration.

DESCRIPTION OF THE BUSINESS

Technol Fuel Conditioners, Inc., a New Jersey Corporation, was established in 1965 to manufacture, package, market and distribute unique and technologically superior lubricants, fuel improvers, surfactants and detergents to aid in the fight against environmental pollution. Today, BIS combines established product lines to achieve this goal and is equipped to present advanced lubrication, superior fuel stabilizers and detergents for today's automotive aftermarket, gas and diesel engines, equipment and heavy industrial machinery.

On March 6, 2000, at a meeting of the Directors, key employees and shareholders, it was unanimously agreed to alter the company's name. The name "Technol" was trademarked with the United State Office of Patents and Trademarks in 1991 and has been owned by TECHNOL every since. The name "OTC," representing "Oil Technology Corporation," used by the previous ownership was abbreviated and been adopted by TECHNOL under the new ownership. It was agreed at the aforementioned meeting that the company name should indicate its product or service. As such, the company officially changed its name to "Technol Fuel Conditioners, Inc." which became effective on June 15, 2000.

As the owner and manufacturer of environmentally-friendly fuel treatments and conditioners, Technol Fuel Conditioners, Inc.'s products are specifically designed to reduce emissions, and lower maintenance and fuel costs. TECHNOL has been focused on improving fuel quality, and thereby, the performance, handling, and economics of fuel products, and to aid in regulatory compliance with the requirements of the Environmental Protection Agency (EPA), the Occupational Safety & Hazards Administration (OSHA) and the Bureau of Mines.

The Company's Philosophy
------------------------

Our product line is based on the revolutionary lubrication technology of its Metal Guard Plus, the highly effective enhancing technology of its STR-2+ Heating Fuel Conditioner and a trim line of quality fuel improvers.

Our most recent efforts have been concentrated on the foreseeable problems identified by the oil industry with the federally-mandated Clean Air Act of 1990 and the effects associated with today's new low sulphur fuels. After extensive research, developments testing and evaluation of the most advanced technology available, TECHNOL is setting its sights to emerge as a front runner with respect to the manufacturer of fuel, engine and equipment conditioners that meet this challenge.

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As new technologies are developed, we will continue in its quest to upgrade product formulations to meet the changing governmental regulations, environmental needs within the context of economic viability for the end-user, which is the consumer.

The Products:

Technol Fuel Conditioners, Inc. offers a complete line of automotive, diesel, industrial and specialty fuel conditioners. Conditioners enhance characteristics already present in fuel, oils and other automotive, vehicular and equipment fluids to help them be more effective in meeting specific conditioning needs.

Technol Metal Guard Plus, one of our premier products, is a "super lubricant" that reduces friction by becoming completely absorbed by all metal surfaces and critical moving parts of the engine. Once it penetrates these surfaces, it forms a polished seal that smooth microscopic cracks and breaks and points of uneven wear. This product is being used by the United States Naval Fleet in Tokyo, Japan.

Technol Diesel, Distillate and Residual Fuel Conditioners, are superior blends of fuel improvers and emulsifiers. They include detergents to clean fuel system components, solvents to disperse gum, varnish and sludge, anti-icing agents to melt existing ice and prevent new ice from forming, and non-metallic combustion improvers. Technol products do not contain alcohols, acids or heavy metals. They are not harmful to fuel tanks or engine parts. These products have been used by such companies as ITO-EN (USA), Kraft General Foods and Florida Power Corp.

Technol Gasoline Conditioner is a superior gasoline conditioner that reduces emissions while cleaning away accumulated carbons, sticky gums, resins, tars and varnishes that hinder the efficiency and performance of the engine. It is safe for catalytic converters and is useful in unleaded gasoline, leaded gasoline and gasohol. A single 8oz bottle of the new and improved formulation conditions fuel in the tank for 3,000 to 5,000 miles.

Technol Emulsification Products are high performance emulsion stabilizers formulated to provide fuel storage stability. Used in conjunction with today's emulsification equipment, Technol Emulsification Products will effectively improve fuel combustion, clean boiler heat transfer surfaces and reduce both particulate and gaseous emissions.

While none of TECHNOL's products contain any MTBE (Methyl Tertiary-Butyl Ether), the use of some of its products can actually counter the effects MTBE can have on the environment.

Our product line is based on the revolutionary lubrication technology of its Metal Guard Plus, the "all-in-one-bottle" technology behind its premier home heating fuel product, STR-2+ , and the highly-concentrated enhancing technology of its fuel improvers. While these products are proving superior to competitor likenesses, we strive to continually improve the formulations of its product line to help consumers meet stringent regulatory requirement, counter the damaging expensive effects of poor-performing fuel refined from poor-quality crude oil, and be a leader among companies and organizations working towards cleaner air.

TECHNOL's most recent efforts have been concentrated on the foreseeable problems identified by the oil industry with the federally-mandated Clean Air Act of 1990 and the effects associated with today's new low sulphur fuels.

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Additionally, the Company's line of Diesel Fuel Conditioners are effective in reducing diesel trucks and buses sulphur emissions, which will be mandated by the EPA Diesel-Sulphur Rule to be phased in starting in 2005. After extensive research, development, testing and evaluation of the most advanced technology available, Technol Fuel Conditioners, Inc. has set its sights to emerge as a frontrunner manufacturer of fuel, engine and equipment conditioners that meet these challenges.

As new technology is developed, Technol Fuel Conditioners, Inc. will continue in its quest to upgrade and improve product formulations to help fuel consumers comply with changing regulations, retard environmental damage, and assist in world-wide efforts for cleaner air.

The Markets:

Automotive Fuel Conditioners
----------------------------

     To define the overall market for fuel conditioner products:

          14% of American households do not own automobiles;
          15% of American households have no active automobile maintainers; 71 % of American house-holds have active automobile maintainers.

          Of the 71 % of American households that have active automobile maintainers,

          30% are female with the women's share growing larger each year; 34% of the automobiles actively maintained are less than five years old;
          32% of the automobiles actively maintained have mileage under 50,000;
          83% of the automobiles actively maintained regular use all types of automotive fluids, radiator and oil treatments and conditioners; average use of 3 times per year;
          86% of American households own at least one automobile.

Market Trends
-------------

All of the above statistics must be clearly understood before we can describe what we know as markets trends and why our customers buy. In today's market, more people, are driving more cars, more miles, on more trips; according to the EPA, in 1970, Americans traveled I trillion miles in motor vehicles; this number is expected to quadruple this year.

Overall market trends have risen tremendously. Two-car ownership has increased and remains a necessity for most middle-class families; Used cars sales have increased sharply due to the availability of new car trade-ins and leases; New car sales remain strong and more people are leasing automobiles than ever before; Many people live far from where they work; in many areas, buses, subways, taxicabs and commuter trains are not available; Most people still prefer driving to work alone, even when can and van pools, HOV lanes and other alternatives are available; Home-based, direct sales and network
marketing of automobiles has been targeted at the wave of the future;   Most
importantly, national and international governments have begun attempts to legislate and regular vehicular emissions and pollution due to the number of automobiles on the highways today.

Market trends continue to show steady use and consumption of fuel treatments and conditioners by "do-it-yourselfers" (53-55%), with the prime motivation

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being to save money and prolong the life of their vehicle.  Low cost "lube and tune" centers are showing increased interested and increased sales in the fuel conditioner arena, as their benefits are becoming more apparent to the consumer.

Buses and trucks aren't required to clean their engines and exhaust systems as often as cars. The quality of crude oil being refined to produce motor fuels has dropped drastically since the Oil Embargo and is more of a pollutant. As lead was being phased out, gasoline refiners altered formulations to compensate for octane loss. These changes made gasoline more likely to release smog-forming VOC vapors into the air.

International Markets
---------------------

International markets provide a viable opportunity for all of our product formulations. In most European countries, the Far East, South America and many other parts of the world where gasoline can cost in excess of LI.39 ($5.25 per gallon), people seek to keep their automobiles running as efficiently as possible. Additionally, in factories located in harsh climates, managers must keep factory machinery and equipment constantly and consistently lubricated to prevent breakdown.

The Competition
---------------

TECHNOL's major competitors can be separated into three basic groupings:

Group A: Independents - Automotive chemicals and chemical products are their basic orientation, although many of them sell some other product groupings;

Group B: Oil Companies - Specifically, those with a short list of chemical and/or chemical products, or conglomerates with automotive chemical divisions; and

Group C: Hard Parts manufacturers - who have been increasingly diversifying into automotive chemicals.

Each grouping has very different marketing strategies.

Within Group A:

The independents lead the automotive chemical industry in terms of new product introductions and presentations, competitive pricing, devoted advertising capital and, most importantly, their increasing ability to offer marketing support programs with strong up-front financing of certain "shelving" incentives. They are infrequent users of consumer-directed advertising and strongly biased toward trade advertising with very little media exposure.
This group includes, but is not limited to, the following companies/product lines:

Simple Greens         Wynns               Cyclo              Gold Eagle
JB Chemicals          Bardahl             Shalers            KW/Taylor
Heet/DeMert           Radiator Spec.      McKay/Wesley's     WD40
Turtle Wax            Snap                CRC/Silo           AmourAll
Miracle Power         Berryman            Marvel             Bell Chem

Within Group B:

Automotive chemical companies owned by oil companies or major conglomerate-type corporations. This group includes, but is not limited to, the following:

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First Brands:  STP, Prestone, Simonize, Gumout (Pennzoil):   =     22-25%,
Quaker State:                                                =         4%
Valvoline (Ashland Oil, NAPA private label):                 =         4%
and Champion Labs (Pyroil)
William Penn (British Petroleum)
Penn Ray/X Brands Nalco Chemical Corporation,
Borden Raindance/Dupont #7 Conglomerate,
Chevron, Castrol (Burmah Castrol), LPS/Holts Lloyd           =         4%

This group is obviously the most adequately financed with highly visible and consumer recognized brand name acceptance, usually separate from their automotive non-chemical product reputation. Their market strategy is basically to price competitively, add mostly "me-too" type products, and to generally expect their additives to move into the market piggybacked on their motor oils, waxes, polishes or cleaning compounds.

Within Group C:

The "hard parts" group represents a fast growing threat since, as the ratio of domestic versus imported automobiles declines, many major hard parts companies and vendors find it difficult to adjust to the competitive and quality pressures from US-based, Japanese owned and managed OEM and replacement parts plants.

     This group includes, but is not limited to:

       Champion Spark Plugs          Stanadyne           Stewart Warner
       Hastings                      Facet               GM/Delco

Companies in this group tend to look at the automotive chemical market very favorably. There are no product obsolescence problems, very desirable inventory turnaround ratio, little cataloguing expense, a low level of capital investment, and shared product/formulation technology. These features and benefits enable relatively easy entry into the market, particularly when there is strong positive name recognition.

The individual market share of each respective company in this group, except for Champion Spark Plug, is relatively small. Their ROI (Return on Investment) and potential for growth is very substantial because their infrastructure, sales force, advertising and travel programs already exist and the development costs for these programs have been amortized by their historical hard parts manufacturing.

Competitive Advantages:

Traditional advantages are those factors that enhance the frequency of impulse purchasing by the end consumer. We believe that these factors include:

     -    Attractive packaging;
     - Simple and explicit, yet understandable label instructions for product use;
     - Strong and supportive co-operative funding for advertising and marketing;
     - Emphasis on achieving market penetration through sales to chains and discount stores and regional automotive store outlets.

The obvious correlation between consumer purchase habits (our product and marketing support position) and overall industry market trends deserves repetition. However, we are not alone in stressing this correlation.

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The United States chemical market nears $2 billion annually at the wholesale level, and is served by over 250 separate manufacturers and about half as many importers. Seven of the 250+ manufacturers control 45-50% of the total US market, with first brands along holding about 22%+ share. TECHNOL's competitive advantages remain in the packaging and superior products, marketing programs in place and sales aids, competitive pricing, high technological product formulations, and an unusually high level of corporate and employee commitment to achieving the highest product quality and customer service levels.

It should be expected that in the future we will continue to compete with the name-brand companies mentioned above herein, all of which have greater financial resources than our Company. We can provide no assurance that we will continue to be able to successfully compete in this market.

Marketing Strategy:

TECHNOL has a core business based on an existing customer base.

Management has already begun implementing programs targeting customers who have not placed any recent orders. Additionally, TECHNOL has launched similar programs which target entirely new customer bases in the following areas:

  Mass Merchandisers            Discount Stores          Wholesale Clubs
  Automotive Chains             U. S. Military           Major Truck Stops
  Truck Parts Distributors      Boating Marinas          Two-Stroke Vendors

TECHNOL is simultaneously pursuing sales to similar sectors within the international markets.

Sales will be accomplished via the broad base of HVAC distributors already in position along the Eastern Seaboard, networked distributorships, e-commerce and store-fronts, and commissioned sales representatives.

TECHNOL's willingness and ability to private label any of its product line for small to mid-size companies is a factor that contributes to increasing its distributorship base and its competitive edge over larger companies unwilling to do so. Contracts along these fronts have already been negotiated and signed. An expected increase in private labelling, especially within the trucking and boating marina industries, should be realized in the near future.

Management expected international sales to increase considerably in the fall of 2000, having signed international distributorship and sales representative agreements in the Far East and the Pacific Rim. The international interest seen, coupled with e-commerce capabilities to service and supply them still may prove to be an integral source of revenue for the Company but has yet to reach expectations.

However, we currently have limited working capital and limited sources of liquidity.

We require substantial capital to pursue our operating strategy and currently have limited cash for operations. Until we can obtain revenues sufficient to fund working capital needs, we will be dependent upon external sources of financing. To date, we have limited internal sources of liquidity and we hope to generate any internal cash flow in the near future. For the foreseeable future, we expect our source of working capital to be from outside sources. The net proceeds from the maximum sale of 500,000 Units from the

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aforementioned October 22, 2001 Regulation D, Rule 506 Offering, which would include the exercise of all warrants, is $3,500,000, which would provide us with the working capital to hire more employees, market our products more aggressively, refine our website and to start more actively marketing the website. In the event that no investors exercise their warrants, the net maximum proceeds of this Offering would be $2,000,000. The Offering is scheduled to terminate February 28, 2002 but may be extended at the discretion of the Board of Directors.

After utilizing the proceeds from this offering, our internal cash flow will still be limited.

Our internal cash flow will generate revenues for the foreseeable future. However, we are uncertain if we will be able to internally generate positive cash flows to be self- funded within the foreseeable future. As such, we may be required to raise additional funds to successfully implement our business strategy. Furthermore, if we are required to raise additional funding, there is no assurance that we would be successful, the failure of which would have a material adverse effect.

We have no firm commitment to purchase Units from the Rule 506 Offering and we may need additional capital.

We do not have any other commitments to raise additional capital other than what has been represented herein and there is no assurance that any additional needed funds will be available on favorable terms, if at all. As of January 31, 2002, we have only raised $197,000, which has been distributed pursuant to the Use of Proceeds section in the Offering. There is no assurance that our estimate of our liquidity needs is accurate or that our continued business development or other unforeseen events will not occur, resulting in the need to raise additional funds. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of our common stock. The failure to raise additional necessary funds will likely have a material adverse effect on our business.

We are dependent on key management personnel.

We have limited manpower and are seriously understaffed. Our limited success has been as a result of the efforts and services of Melvin E. Hooper, CEO, president and director. The loss of the services of Mr. Hooper, for any reason, could have a material adverse effect on our prospects. We do not have an employment agreement or key man life insurance for Mr. Hooper. The expansion of our business will place further demands on existing management and future growth and profitability will depend, in part, on our ability to hire and retain necessary management personnel to operate the business. There is no assurance that we will be able to attract and retain the necessary experienced personnel.

We are in an intensely competitive industry.

This industry is highly competitive, and has few barriers to entry. Although there are few competitors who offer the same or similar services of the type we offer, there can be no assurance that additional competitors will not enter markets that we intend to serve. We believe that our ability to compete depends on many factors both within and beyond our control.

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A large percentage of our business is tied to one customer.

One customer represents 65% of the total volume of the Company's sales. Ninety-five percent (95%) of this volume concerns TECHNOL's premier product, Technol STR-2+. A major marketing effort by a competitor, an improved product or lower prices could adversely affect TECHNOL's relationship with this customer.

A large percentage of our business is tied to one industry.

The HVAC industry constitutes 80% of our business. Negative changes in that industry could have devastating effects on us should we not continue to expand our R & D efforts and develop and market new and improved products. Spiraling prices in heating oil may result in conversions to alternate sources of fuels which could result in marked decease in our volume of sales.

Large percent of our business is tied to one product.

Technol STR-2+ represents 85% of the Company's HVAC sales. Since TECHNOL is so dependent upon this product, should anything occur which might hamper or limit the Company's ability to manufacture and/or market this product to any degree less than it already is, would seriously and adversely affect the Company's ability to continue as a going concern.

Our business is seasonal.

Our business is tied to the winter season, where and when, the weather is cold. An unseasonably warm winter in certain areas of the country will have a negative effect on sales, hence, revenues.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the shareholdings of TECHNOL's current directors and executive officers and those persons or entities who beneficially own more than 5% of TECHNOL's outstanding Common Stock as of January 31, 2002:

NAME                   AMOUNT OF COMMON STOCK          PERCENT OF COMMON STOCK
                        BENEFICIALLY OWNED(1)             BENEFICIALLY OWNED
______________________________________________________________________________
Mark Lichtman(2)(4)         5,411,696                           27.5%
2 Cedar Ave.
Allenhurst, NJ 07711

Odette Lichtman,(4)           165,550                       less than 1%
Secretary, Treasurer,
VP & Director
2 Cedar Ave.
Allenhurst, NJ 07711

Technol Funding Group(3)    1,950,000                           10%
1004 Depot Hill Rd.
Broomfield, CO 80020

Frederick K. Moss(2)        3,871,373                           20%
37 Riverside Dr.
New York, NY 10023

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Melvin E. Hooper,             100,000                       less than 1%
President, CEO
& Director
802 Hillside Ave.
Middletown, NJ 07748

Jack Kruse, VP &              100,000                       less than 1%
Director
2549 Ameila Rd.
Fernandina Beach, FL 32034

(1) Based upon 19,668,470 outstanding shares of Common Stock.
(2) Mark Lichtman and Frederick K. Moss have been the principal financiers of Technol Fuel Conditioners, Inc, since its inception.
(3) The 1,950,000 shares issued to the Technol Funding Group are being held in escrow in accordance to a Funding Agreement which was entered into on March 22, 2001.
(4) Mark Lichtman, who is a principal shareholder is the husband of Odette Lichtman, Secretary-Treasurer & Sr. Vice President Finances. Between them they own 5,577,246 or, 28% of the total issued and outstanding Common Stock.

As a group, the officers and directors own a total of 365,550 or, approximately 1.9% of the total issued and outstanding Common Stock.

Certain Relationships
---------------------

On March 22, 2001, TECHNOL entered into a Funding Agreement with Technol Funding Group ("TFG"), a joint venture group, whereby TFG will provide funding to TECHNOL in the amount of $275,000 for 1,950,000 shares of the of TECHNOL's issued and outstanding equity securities. The Funding Agreement is conditional upon TFG fully funding the $275,000. The terms of the Funding Agreement will not result in any dilution of an investor's stock position.

Employees
---------

In addition to the Officers and Directors, we presently have 3 paid employees. Should our financial situation improve, we would hire additional employees when practical.

Facilities
----------

Our office is presently located at 1 Main Street, Ste. 405, Eatontown, New Jersey, 07724. Telephone: 732-542-0111; Facsimile: 732-542-0109.

MANAGEMENT

Collectively, our management team covers and maintains all aspects of the oil and chemical industries business management, sales & marketing, customer relations, e-commerce, and internal financial operations with more than 100 years combined experience.

The current management team, whose individual biographies follow, consists of:

     Melvin E. Hooper         President & Chief Executive Officer
     Odette Lichtman          Secretary-Treasurer & Vice President Finances
     David R. Hamud           President Marketing & Sales
     Jack Kruse               Vice President Industrial Sales

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Melvin E. Hooper has been President & CEO of Technol Fuel Conditioners, Inc.,
f/k/a OTC, Inc. for the past five years. He brings 30 years of business management experience to TECHNOL and has established the organizational and operational protocols TECHNOL follows. Mr. Hooper graduated Wagner College in 1972 and was immediately employed at Amerada Hess Corporation, serving in their Exploration & Production Division for 10 years, then in their Refining & Marketing Division for the next 10 years. He was sought by the owners of General Brokerage Services, Inc., a Florida-based U.S. Customhouse brokerage firm and recruited to establish and manage their New York operations of importing and exporting chemicals and fuel oils world-wide. Mr. Hooper is well versed and experienced in the refining of fuel oil products which provides valuable insight into fuel conditioning needs. He also brings expertise in Human Resources, multiple computer platforms and technical support, U.S. Import/Export Compliance, and systems management. His key relationships within the U.S. Customs Service, Coast Guard, EPA and DOT will help keep Technol Fuel Conditioners, Inc. at the forefront of industry trends and regulatory compliance.

Odette Lichtman*, Secretary-Treasurer and Vice-President of Finance, received her degree from Jersey City State College, began her career with The Bank of New York as a Corporate Bond Portfolio Manager and entered the fuel industry when employed by Coastal Fuels Systems in 1983. She joined Oil Technology Corporation in 1991, which, under new ownership, became Technol Fuel Conditioners, Inc. Through her associations with these three companies, Ms. Lichtman has amassed over 20 years of experience which combines fuel oils and finances. Ms. Lichtman has "hands-on" knowledge of all aspects of company finances and accounting procedures which directly apply to Technol Fuel Conditioner's line of business.

* Odette is married to Mr. Mark Lichtman, a principal shareholder in TECHNOL.

David R. Hamud, Vice-President of Marketing and Sales joined TECHNOL coming from J. C. Ernst Co., where he held the position of Vice-President of Sales & Business Development. He brings twenty-five years of marketing and sales administration experience at both the industrial and manufacturing levels. Following his graduation from California State University in 1973, Mr. Hamud was employed as the first District Manager for Distributor Products for Reuland Electric in California. His successes in that capacity took him into several companies wherein he established their distribution networks. Since the middle 1980's, Mr. Hamud's responsibilities have included new product development and validation, managing stocking distributor networks, negotiating vendor and private label marketing relationships, identifying new markets for manufacturers, reinforcing product awareness and achieving greater market penetration. His proven track record in these areas is extremely valuable in the context of TECHNOL's mission.

Jack Kruse, Vice-President - Industrial Sales has been affiliated with Technol Fuel Conditioners, Inc. since 1991. His entire career has been in the oil industry. Following his graduation from Elida High School in Elida, Ohio, a four-year tour of duty in the United States Army, and attending Harvey Institute of Technology, Mr. Kruse was employed in various managerial and executive positions in such major firms as Standard Oil Co. of Ohio, Landmark, Inc., Emulsions Fuels Inc., and Petroferm, Inc., a cumulative and impressive 44 years in the business. He is well-regarded in the fuel conditioning and emulsification industries and Technol Fuel Conditioners, Inc. and has been able to offer the Company the benefit of his knowledge and resources through his employment with Texpar Energy, Inc. of Wisconsin.

Board of Directors             Age
------------------             ---

Melvin E. Hooper               51
Odette Lichtman                48
Jack Kruse                     66

Corporate Officers
------------------

Melvin E. Hooper   - President & CEO
Odette Lichtman    - Secretary-Treasurer,  Vice-President of Finances
Jack Kruse         - Vice-President of Industrial Sales
David Hamud        - Vice-President of Marketing and Sales

Employee Agreements
-------------------

We do not have an employment agreement with Mr. Hooper, or any other Officer, or Director.

Stock Options
-------------

There are currently no stock option plans.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

On February 6, 2002, Emiliano Lakota resigned as the sole officer and director for Brazilian-Indio Services.com, Inc.; George Greco resigned as President and director; Paul Greco resigned as director and, Barry Calvagna resigned as Vice-President, Secretary and director of USR Holdings Corp. Simultaneous with these resignations, Technol Fuel Conditioners, Inc., the surviving entity, appointed Melvin E. Hooper as President, CEO and as a director; Odette Lichtman as Secretary, Treasurer and Vice-President of Finances and as a director; and, Jack Kruse as Vice-President of Industrial Sales and a director, for the surviving entity, Technol Fuel Conditioners, Inc.

Item 7.  FINANCIAL STATEMENTS

     (a)  Financial Statements of Business Acquired.

          Filed herewith by Technol Fuel Conditioner's auditors, The Videre Group, LLP, 601 Grand Avenue, Asbury Park, NJ 07712, year end 2000 audited financial statements and unaudited financials up and through September 30, 2001.

     (b)  Pro Forma Financial Information.

          The pro forma financial information required to be filed as part of this Current Report on Form 8-K will be filed no later than 60 days from the date of the Merger as an amendment to this Report.

     (c)  Exhibits.

           10.1 Agreement and Plan of Merger dated as of August 24, 2001 by and between Brazilian-Indio Services.com, Inc., TECHNOL Fuel Conditioners, Inc., and BIS's majority shareholders: Emiliano Lakota, individually, and Netresolutions.com, Inc.

           10.2 Plan of Reorganization Agreement ("Reorg.") by and between TECHNOL and USR Holdings Corp. entered into on October 11, 2001.

           10.3 Funding Agreement between TECHNOL and Technol Funding Group, dated March 22, 2001.

           *3.1 Articles of Incorporation of TECHNOL, as amended.

           *3.2  By-Laws of TECHNOL


* To be filed by amendment, if required.










                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized this 12th day of February, 2002 at Eatontown, New Jersey.


       /S/ MELVIN E. HOOPER
  By __________________________
      Melvin E. Hooper, President,
      CEO & Director

                        TECHNOL FUEL CONDITIONERS, INC.
                         Audited Financial Statements
                         And Supplemental Information
                         Year Ended December 31, 2000








                                                 The Videre Group, LLP
                                                 ---------------------
                                             Certified Public Accountants
                                            Business and Financial Advisors

                                      Technol Fuel Conditioners, Inc.
                                                             Contents



Independent auditors' report                                       3


Financial statements:
     Balance sheet                                             4 - 5
     Statement of operations                                       6
     Statement of changes in stockholders' deficit                 7
     Summary of significant accounting policies                8 -10
     Notes to  financial statements                            11-13

Independent auditors' report on supplemental information          14

Supplemental information:
     Schedule of cost of sales                                    15
     Schedule of selling expenses                                 15
     Schedule of administrative and general expenses              16








                                                 The Videre Group, LLP
                                                 ---------------------
                                             Certified Public Accountants
                                            Business and Financial Advisors

     The Videre Group, LLP
     ---------------------
  Certified Public Accountants
 Business and Financial Advisors

"Your Source for Business Solution" SM




Independent Auditor's Report


To the Board of Directors
Technol Fuel Conditioners, Inc.
Eatontown, New Jersey


We have audited the accompanying balance sheet of Technol Fuel Conditioners, Inc. as of December 31, 2000, and the related statement of operations and changes in stockholders' deficit for the year then ended. These financial statement are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company declined to present the statement of cash flows for the year ended December 31, 2000. Presentation of such statement summarizing the Company's operating, investing, and financing activities is required by generally accepted accounting principles.

In our opinion, except that the omission of statement of cash flows results in an incomplete presentation as explained in the preceding paragraph, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Technol Fuel Conditioners Inc. as of December 31, 2000, and the results of their operations for the year then ended in conformity with generally accepted accounting principles.

The Videre Group, LLP

THE VIDERE GROUP, LLP
Certified Public Accountants

July 2, 2001

                                            Technol Fuel Conditioners, Inc.
                                                              Balance Sheet


December 31,                                                           2000
----------------------------------------------------------------------------

Assets
   Current:
       Cash                                                     $     1,583
       Accounts receivable                                           64,958
       Inventory                                                     65,843
       Prepaid expenses                                               1,285
                                                                ------------

                             Total current assets                   133,669
                                                                ------------
  Property and equipment, less accumulated depreciation               3,885
                                                                ------------
                                                                $   137,554
                                                                ============

         See accompanying independent auditors' report, summary of significant accounting policies and notes to financial statements.





                                                 The Videre Group, LLP
                                                 ---------------------
                                             Certified Public Accountants
                                            Business and Financial Advisors

                                            Technol Fuel Conditioners, Inc.
                                                             Balance Sheet


December 31,                                                           2000
----------------------------------------------------------------------------

Liabilities and Stockholders' Deficit
     Current liabilities:
       Accounts payable                                         $    32,820
       Line of credit payable                                       149,500
       Accrued expenses                                              75,641
                                                                ------------

                          Total current liabilities                 257,961
                                                                ------------

Loans payable                                                       199,000
Stockholder loan payable                                            439,648
                                                                ------------
                                 Total liabilities                  896,609
                                                                ------------
Stockholders' deficit:
     Common stock, par value $.25 per share of Class A
         common stock, 1,015,600 issued and outstanding             256,290
     Common stock, $.01 par value per share of Class B
           common stock, 170,000 issued and outstanding               1,700
     Additional paid-in capital                                       4,241
     Accumulated deficit                                        ( 1,021,286)
                                                                ------------
                        Total stockholders' deficit             (   759,055)
                                                                ------------
                                                                $   137,554
                                                                ============

         See accompanying independent auditors' report, summary of significant accounting policies and notes to financial statements.





                                                 The Videre Group, LLP
                                                 ---------------------
                                             Certified Public Accountants
                                            Business and Financial Advisors

                                            Technol Fuel Conditioners, Inc.
                                                   Statement of Operations


Year Ended December 31,                                                2000
----------------------------------------------------------------------------

Net sales                                                       $   364,198
                                                                ------------
Costs and expenses:
     Cost of sales                                                  200,881
     Selling expenses                                                28,390
     Administrative and general expenses                            237,810
     Interest expense                                                27,222
                                                                ------------
                        Total operating expenses                    494,303
                                                                ------------
Net loss                                                        $(  130,105)
                                                                ============

         See accompanying independent auditors' report, summary of significant accounting policies and notes to financial statements.





                                                 The Videre Group, LLP
                                                 ---------------------
                                             Certified Public Accountants
                                            Business and Financial Advisors

Technol Fuel Conditioners, Inc.
Statement of Changes in Stockholders' Deficit


Year Ended December 31, 2000
---------------------------------------------------------------------------------------------------------------------
                                 Common                    Common
                               Stock Cl. A              Stock Cl. B             Additional Paid-
                                 Shares       Amount       Shares      Amount      In Capital     Accumulated Deficit
---------------------------------------------------------------------------------------------------------------------

Balance at January 1, 2000     1,015,600    $   256,290    170,000    $  1,700      $  4,241         $(   891,181)

Net loss                                                                                              (   130,105)

Balance at December 31, 2000   1,015,600    $   256,290    170,000    $  1,700      $  4,241         $( 1,021,286)


                                              See accompanying independent auditors' report, summary of significant accounting policies and notes to financial statements.





                                                                                     The Videre Group, LLP
                                                                                     ---------------------
                                                                                   Certified Public Accountants
                                                                                 Business and Financial Advisors

                                                                                                                 7

                                            Technol Fuel Conditioners, Inc.
                                 Summary of Significant Accounting Policies
------------------------------------------------------------------------------


Nature of Business      The Company is primarily in the business of
                        wholesaling, distributing and retailing oil additives.


Inventory               Inventory is stated at the lower of cost or market.
                        Cost is determined by the first-in, first-out (FIFO) method.


Accounts                The Company considers accounts receivable to be fully
Receivable              collectible; accordingly, no allowance for doubtful
                        accounts is required. If amounts become uncollectible, they will be charged to operations when determination is made.


Property,               Property and equipment are stated at cost.
Equipment               Depreciation is computed by using straight-line and
Depreciation            accelerated methods for both financial and tax
                        reporting purposes over the following estimated useful lives of the assets.

                                                               Years
                                                              -------
                            Machinery and equipment              5

                            Furniture and equipment              7


Advertising              The company expenses advertising costs as they are
                         incurred.

------------------------------------------------------------------------------
                             See accompanying independent auditors' report and
                                                notes to financial statements.




                                                 The Videre Group, LLP
                                                 ---------------------
                                             Certified Public Accountants
                                            Business and Financial Advisors

                                            Technol Fuel Conditioners, Inc.
                                 Summary of Significant Accounting Policies
------------------------------------------------------------------------------


Use of Estimates        The preparation of financial statements in conformity
                        with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Concentrations of       Financial instruments that potentially subject the
Credit Risk             Company to concentrations of credit risk consist
                        principally of trade accounts receivables.  The
                        Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. Sales from two major customers amounted to 82% of net sales for the year ended December 31, 2000. Amounts due from these customers included in accounts receivable totaled $48,476.

------------------------------------------------------------------------------
                             See accompanying independent auditors' report and
                                                notes to financial statements.




                                                 The Videre Group, LLP
                                                 ---------------------
                                             Certified Public Accountants
                                            Business and Financial Advisors

                                            Technol Fuel Conditioners, Inc.
                                 Summary of Significant Accounting Policies
------------------------------------------------------------------------------


Income Tax              For federal income tax reporting purposes, Technol
                        Fuel Conditioners, Inc. with the consent of its stockholders, has elected under the Internal Revenue
                        Code to be taxed as an S-Corporation. In lieu of corporation income taxes, the stockholders of an S-Corporation are taxed on their proportionate share of the Company's taxable income.

                        For state income tax reporting purposes, Technol Fuel Conditioners Inc. with the consent of its stockholders, has elected to be treated as a "New Jersey S-Corporation". The stockholders are taxed on their proportionate share of the Company's taxable income and the Company is liable for a fixed rate of 5% of taxable income, which is reflected accordingly in the accompanying financial statements.

------------------------------------------------------------------------------
                             See accompanying independent auditor's report and
                                                notes to financial statements.




                                                 The Videre Group, LLP
                                                 ---------------------
                                             Certified Public Accountants
                                            Business and Financial Advisors

                                            Technol Fuel Conditioners, Inc.
                                              Notes to Financial Statements
------------------------------------------------------------------------------


1.  Inventory           Inventory consists of the following:

                        December 31,                                 2000
                        -------------------------------------------------
                        Packaging materials                   $    29,706
                        Chemicals                                  36,137
                                                              -----------
                           Total                              $    65,843
                                                              ===========


2.  Property and        Major classes of property and equipment consist of the
    Equipment           following:

                        December 31,                                 2000
                        -------------------------------------------------
                        Property and equipment                $    21,791
                        Furniture and fixtures                      1,798
                                                              -----------
                                                                   23,589
Less accumulated depreciation                                  (   19,704)
                                                              -----------
Net property and equipment                                    $     3,885
                                                              ===========


3.  Line of Credit       The Company has an operating line of credit, which
    Payable              provides for business expansion costs and working
                         capital. Borrowings bear interest at 1% above the prime rate, which was 9.50% at December 31, 2000. The credit line is secured by the personal unlimited guarantee of payment and performance of several stockholders. The amount outstanding as of December
                         31, 2000 is $149,500. The unused amount available at December 31, 2000 is $500 The interest of $10,599 was paid in the period ended December 31, 2000.

------------------------------------------------------------------------------
                             See accompanying independent auditors' report and
                                   summary of significant accounting policies.


                                                 The Videre Group, LLP
                                                 ---------------------
                                             Certified Public Accountants
                                            Business and Financial Advisors

                                            Technol Fuel Conditioners, Inc.
                                              Notes to Financial Statements
------------------------------------------------------------------------------


4.  Loans Payable        Loans payable includes an interest bearing loan from
                         a former stockholder of the Company. The loan bears interest at 7.5%. The total outstanding balance at December 31, 2000 was $199,000. Accrued interest on the above loan payable was $39,273 at December 31, 2000. There are no repayment terms or maturity date on this loan.


5.  Loan Payable         Loan payable - stockholders consists of a non-interest
    Stockholders         bearing loan from the stockholders to the Company.
                         There are no repayment terms or maturity date on these loans.


6.  Commitments and      The Company leases its office under an operating lease
    Contingencies        through January 2002.  The monthly rental payments are
                         $850 through February 1, 2000, $875 through February l, 2001 and $900 thereafter. Rent expense under the lease was $10,525 for the period ended December 31, 2000. The amount of future minimum rental payments under the lease at December 31, 2000 are as follows:
                         2001 - $10,775; and 2002 - $900.

------------------------------------------------------------------------------
                             See accompanying independent auditor's report and
                                   summary of significant accounting policies.


                                                 The Videre Group, LLP
                                                 ---------------------
                                             Certified Public Accountants
                                            Business and Financial Advisors

                                            Technol Fuel Conditioners, Inc.
                                              Notes to Financial Statements
------------------------------------------------------------------------------


7. Taxes on Income       Technol Fuel Conditioners Inc. has approximately
                         $646,000 of state net operating loss
                         carryforwards to offset future years' state
                         taxable income.  They expire in various amounts
                         through 2006.  The components of the deferred
                         tax assets consist of the net operating loss
                         carryforwards of $63,000, less the valuation
                         allowance of $63,000.  Valuation allowances are
                         established when necessary to reduce deferred
                         tax assets to the amount expected to be
                         realized.    The 2000 state tax provision was
                         the minimum state tax requirement.


8. Subsequent Events     Technol Fuel Conditioners, Inc. (hereafter
                         referred to as Technol) entered into a funding agreement with Technol Funding Group (hereafter referred to as Group) on March 22, 2001. The terms of this agreement state that Group will conditionally provide expertise and funding to Technol. This agreement provides that Group will receive 30% of the issued and outstanding common stock of Technol at the completion of the initial funding. Group can receive an additional 15% of the common stock for additional funding. If Technol does not meet certain performance objectives, Group shall have the right and the option to require the transfer to Group of sufficient additional equity securities of Technol so that, after such transfer, Group will own 55% of all the issued and outstanding common stock of Technol. If
                         Group is unable to complete its objectives under the funding agreement, then Technol shall have the exclusive option to repurchase all of Group's shares at a purchase price equal to the amount funded by Group to such date. In August
                         2001, Technol Fuel Conditioners, Inc. entered into a merger agreement where the successor reporting company is Technol. Technol will become a trading public company reportable to the Securities and Exchange Commission. The merger will take place at no cost to Technol
                         Fuel Conditioners, Inc.

------------------------------------------------------------------------------
                             See accompanying independent auditor's report and
                                   summary of significant accounting policies.


                                                 The Videre Group, LLP
                                                 ---------------------
                                             Certified Public Accountants
                                            Business and Financial Advisors

     The Videre Group, LLP
     ---------------------
  Certified Public Accountants
 Business and Financial Advisors

"Your Source for Business Solution" SM





Independent Auditor's Report on Supplemental Information


To the Board of Directors
Technol Fuel Conditioners, Inc.
Eatontown, New Jersey


Our report on our audit of the basic financial statements of Technol Fuel Conditioners, Inc. for the year ended December 31, 2000 appears on page 3. The audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental information is presented for purposes of additional analysis and is not a required part of the financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The Videre Group, LLP

THE VIDERE GROUP, LLP
Certified Public Accountants

July 2, 2001




                                                 The Videre Group, LLP
                                                 ---------------------
                                             Certified Public Accountants
                                            Business and Financial Advisors

                                            Technol Fuel Conditioners, Inc.
                                                   Supplemental Information


     Year Ended December 31,                                        2000
------------------------------------------------------------------------------

      Schedule of Cost of Sales:
       Inventory, beginning of year                          $    30,110
         Purchases                                               221,653
         Freight                                                  14,961
         Less inventory, end of year                         (    65,843)
                                                             ------------
                                           Total             $   200,881
                                                             ============

     Schedule of Selling Expenses:
       Commissions                                           $    14,807
         Consulting                                                6,438
         Show fees                                                 2,316
         Advertising                                               4,829
                                                             ------------
                                           Total             $    28,390
                                                             ============

         See accompanying independent auditor's report, summary of significant accounting policies and notes to financial statements.





                                                 The Videre Group, LLP
                                                 ---------------------
                                             Certified Public Accountants
                                            Business and Financial Advisors

                                             Technol Fuel Conditioners Inc.
                                                     Supplement Information


     Year Ended December 31,                                        2000
-----------------------------------------------------------------------------
     Schedule of Administrative and General Expenses:

       Salaries                                              $   134,680
         Payroll taxes                                            12,913
         Professional fees                                        36,630
         Office expense                                            4,403
         Rent                                                     10,525
         Telephone                                                 4,717
         Depreciation                                              2,551
         Meals and entertainment                                   1,538
         Travel                                                    6,464
         Insurance                                                 2,138
         Computer expense                                          1,891
         Auto expense                                                746
         Postage and federal express                               2,220
         Printing                                                  1,405
         Dues & Subscriptions                                        605
         Bank service charges                                        367
         Storage rental                                            9,702
         Gifts                                                       536
         Miscellaneous taxes                                         394
         Garbage Disposal                                             50
         Internet expense                                            850
         Payroll Service                                              59
         Testing                                                   1,924
         Miscellaneous Expense                                       502
                                                             ------------
                                           Total             $   237,810
                                                             ============

         See accompanying independent auditor's report, summary of significant accounting policies and notes to financial statements.





                                                 The Videre Group, LLP
                                                 ---------------------
                                             Certified Public Accountants
                                            Business and Financial Advisors

                        TECHNOL FUEL CONDITIONERS, INC.
                         Compiled Financial Statements
                         and Supplemental Information
                        Period Ended September 30, 2001

Technol Fuel Conditioners, Inc.




Contents





Accountants' Compilation Report                                          3

Financial statements:
   Balance sheet                                                     4 - 5
   Statement of operations                                               6

Supplemental information:
   Schedule of cost of sales                                             7
   Schedule of selling expenses                                          7
   Schedule of administrative and general expenses                       8

Accountants' Compilation Report
To the Board of Directors
Technol Fuel Conditioners, Inc.
Eatontown, New Jersey


We have compiled the accompanying balance sheet of Technol Fuel Conditioners, Inc. as of September 30, 2001, and the related statement of operations for the nine months then ended, together with the accompanying supplementary information in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of the owners. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

The owners have elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the entity's financial position and results of operations. Accordingly, these financial statements are not designed for those who are not informed about such matters.

The Videre Group, LLP

THE VIDERE GROUP, LLP
Certified Public Accountants

February 7, 2002

Technol Fuel Conditioners, Inc.
Balance Sheet

September 30,                                                       2001
--------------------------------------------------------------------------

   Assets

Current:

   Cash                                                      $     6,368
   Accounts receivable                                            11,463
   Inventory                                                      87,023
   Prepaid expenses                                                1,310
                                                             ------------
      Total current assets                                       106,164
                                                             ------------
Property and equipment, less accumulated
   depreciation                                                    2,524
                                                             ------------
                                                             $   108,688
                                                             ============

                                      See accompanying compilation report.

Technol Fuel Conditioners, Inc.
Balance Sheet

September 30,                                                       2001
--------------------------------------------------------------------------

   Liabilities and Stockholders' Deficit

Current liabilities:

   Accounts payable                                            $  36,836
   Line of credit payable                                        138,869
   Accrued expenses                                               82,735
                                                             ------------

           Total current liabilities                             258,440
                                                             ------------

   Loans payable                                                 296,222
   Stockholder loan payable                                      449,328

              Total liabilities                                1,003,990
                                                             ------------

Stockholders' deficit:

     Common stock, par value $.25 per
      share of Class A common stock,
      1,015,600 issued and outstanding                           256,290
     Common stock, $.01 par value per
      share of Class B common stock,
      170,000 issued and outstanding                               1,700
   Additional paid-in capital                                      4,241
   Accumulated deficit                                        (1,157,533)
                                                             ------------
                 Total stockholders' deficit                    (895,302)
                                                             ------------
                                                             $   108,688
                                                             ============

                                     See accompanying compilation report.

Technol Fuel Conditioners, Inc.
Statement of Operations

Nine months ended September 30,                                     2001
--------------------------------------------------------------------------

 Net sales                                                   $   114,666
                                                             ------------
 Costs and expenses:
  Cost of sales                                                   70,440
  Selling expenses                                                33,019
  Administrative and general expenses                            136,028
  Interest expense                                                11,426
                                                             ------------
                      Total operating expenses                   250,913
                                                             ------------

 Net loss                                                    $  (136,247)
                                                             ============

                                     See accompanying compilation report.

Technol Fuel Conditioners, Inc.
Supplemental Information

Nine months ended September 30,                                     2001
--------------------------------------------------------------------------

Schedule of Cost of Sales:
   Inventory, beginning of year                              $    65,843
   Purchases                                                      86,611
   Freight                                                         5,009
   Less inventory, end of year                                (   87,023)
                                                             ------------
                                 Total                       $    70,440
                                                             ============


Schedule of Selling Expenses:
    Commissions                                                   $6,959
    Show fees                                                        892
    Advertising                                                   25,168
                                                             ------------
                                 Total                       $    33,019
                                                             ============

                                     See accompanying compilation report.

Technol Fuel Conditioners, Inc.
Supplemental Information

Nine months ended September 30,                                     2001
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Schedule of Administrative and General
  Expenses:
  Salaries                                                   $    67,500
  Payroll taxes                                                    7,665
  Professional fees                                               29,834
  Office expense                                                   2,590
  Rent                                                             8,125
  Telephone                                                        3,034
  Depreciation                                                     1,360
  Meals and entertainment                                          1,059
  Travel                                                           3,921
  Computer expense                                                   852
  Auto expense                                                       508
  Postage and federal express                                      1,236
  Printing                                                           202
  Dues & Subscriptions                                               287
  Bank service charges                                                78
  Storage rental                                                   2,430
  Garbage disposal                                                 1,659
  Internet expense                                                 1,164
  Payroll service                                                    425
  Testing                                                          1,789
  Miscellaneous expenses                                             310
                                                             ------------
                                  Total                      $   136,028
                                                             ============

                                     See accompanying compilation report.